EX 99.28(h)(7)(ix)

Amendment to

Amended and Restated Transfer Agency Agreement

Between JNL Variable Fund LLC

and Jackson National Asset Management, LLC

This Amendment is by and between JNL Variable Fund LLC, a Delaware limited liability company (the “Fund”), and Jackson National Asset Management, LLC, a Michigan limited liability company (“JNAM”).

Witnesseth

Whereas, the Fund and JNAM (the “Parties”) entered into an Amended and Restated Transfer Agency Agreement dated February 28, 2012, as amended (the “Agreement”).

Whereas, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate fund of shares (each a “fund”) of the Fund.

Whereas, the Board of Managers of the Fund has approved fund name changes for the following six funds, effective September 25, 2017:

JNL/Mellon Capital Global 30 Fund to the JNL/Mellon Capital MSCI World Index Fund;
JNL/Mellon Capital Communications Sector Fund to the JNL/Mellon Capital Telecommunications Sector Fund;
JNL/Mellon Capital Consumer Brands Sector Fund to the JNL/Mellon Capital Consumer Discretionary Sector Fund;
JNL/Mellon Capital Oil & Gas Sector Fund to the JNL/Mellon Capital Energy Sector Fund;
JNL/Mellon Capital Technology Sector Fund to the JNL/Mellon Capital Information Technology Sector Fund; and
JNL/Mellon Capital Nasdaq® 100 Fund to the JNL/Mellon Capital Nasdaq® 100 Index Fund.

Whereas, pursuant to the approval of the fund name changes, as outlined above, the Parties have agreed to amend the Agreement, effective September 25, 2017, to update the fund names, in Schedule A.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 25, 2017, attached hereto.

2)
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

3)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective September 25, 2017.

Attest:		JNL Variable Fund LLC

By:	/s/ Michelle L. Swan	By:	/s/ Kristen K. Leeman
	Michelle L. Swan	Name:	Kristen K. Leeman
		Title:	Assistant Secretary

Attest:		Jackson National Asset Management, LLC

By:	/s/ Michelle L. Swan	By:	/s/ Mark D. Nerud
	Michelle L. Swan	Name:	Mark D. Nerud
		Title:	President and CEO

Schedule A
Dated September 25, 2017
(List of Funds)

Funds

JNL/Mellon Capital DowSM Index Fund
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital MSCI World Index Fund
JNL/Mellon Capital Nasdaq® 100 Index Fund
JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital Consumer Discretionary Sector Fund
JNL/Mellon Capital Energy Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Information Technology Sector Fund
JNL/Mellon Capital Telecommunications Sector Fund

A-1